Exhibit 10.2

Execution Copy

TPHGREENWICH OWNER LLC

(Mortgagor)

to

STERLING NATIONAL BANK, as Administrative Agent

(Mortgagee)

MORTGAGE AND SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS

AND FIXTURES FILING

Dated:	As of February 9, 2015

Street Address:	38-42 Trinity Place and 67 Greenwich
Street, New York
Block:	19
Lot(s):	13 and 11
City:	New York
County:	New York
State:	New York

Prepared By:

Windels Marx Lane & Mittendorf LLP

156 West 56th Street

New York, New York 10019

Attention: Michael J. Clain, Esq.

RECORD AND RETURN TO:

Sterling National Bank

400 Rella Boulevard

P.O. Box 600

Montebello, New York 10901

Attention: Commercial Loan Department

1

MORTGAGE AND SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURES FILING

THIS MORTGAGE AND SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURES FILING is made as of February 9, 2015 this (“Mortgage”) by TPHGREENWICH OWNER LLC, a Delaware limited liability company registered to do business in the state of New York, having an address at 717 Fifth Avenue, Floor 12A, New York, NY 10022 (“Mortgagor”), to STERLING NATIONAL BANK, having an office at 400 Rella Boulevard, Montebello, New York 10901, in its capacity as Administrative Agent (in such capacity, together with any successor thereto in such capacity, herein called the “Mortgagee”) for the lenders (each, a “Lender” and, collectively, the “Lenders”) party from time to time to the Loan Agreement referred to below.

DEFINITION OF TERMS

Unless the context clearly indicates a contrary intent, or unless otherwise specifically provided in this Mortgage, words used in this Mortgage shall be used interchangeably in singular or plural form. Whenever the context may require, any pronouns used in this Mortgage shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. All capitalized terms that are defined in the Loan Agreement and are not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement and, in addition, the following terms shall have the following meanings:

“Additional Interest” shall mean any losses (including, without limitation, loss of bargain), costs (including, without limitation, cost of funding) and expenses that Mortgagee may incur as a result of any default in performance of, or the termination of the obligations of, Mortgagor pursuant to an Interest Rate Contract.

“Assessments” is defined in Section 1.14 hereof.

“Award” is defined in Section 1.16 hereof.

“Bankruptcy Case” means, collectively, the jointly administered cases of Syms Corp, Filene’s Basement, LLC and all other debtors that are pending under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, Case No. 11-13511 (KJC).

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Mortgagee is not open for business.

“Damage” is defined in Section 1.13(c) hereof.

“Debt” means all Obligations.

2

“Default Rate” is defined in Section 3.6 hereof.

“Event of Default” is defined in Section 3.1 hereof.

“Governmental Authority” means each of the following: (a) the federal government, (b) any state or local government or any political subdivision of any state or local government, or (c) any agency, court or body of either the federal government, or any state or local government or any other political subdivision of any state or local government, exercising executive, legislative, judicial, regulatory or administrative functions.

“Guarantor” means Trinity Place Holdings Inc., a Delaware business corporation, and its successors and assigns.

“Guaranty” means any indemnity agreement or guaranty made by any Guarantor to the Mortgagee.

“Including” or “including” means “including, without limitation.”

“Loans” shall mean all loans made by the Lenders from time to time under or pursuant to the Loan Agreement.

“Loan Agreement” shall mean that certain Loan Agreement dated even date herewith by and between Mortgagor, as Borrower, the Lenders party thereto and Mortgagee, as Administrative Agent for the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Documents” shall mean the Loan Agreement, the Notes, this Mortgage and all other instruments, documents or agreements executed and delivered by Borrower, Guarantor or any Affiliate of Borrower in connection herewith or therewith, including all amendments, modifications and supplements of or to all such instruments, documents or agreements.

“Mortgage” means this this Mortgage and Security Agreement, Assignment Of Leases and Rents and Fixtures Filing, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgagee” means the entities identified collectively as “Mortgagee” in the first paragraph of this Mortgage, together with their successors and assigns.

“Mortgagor” means all persons or entities identified as “Mortgagor” in the first paragraph of this Mortgage, together with their successors and assigns.

“Note” shall mean each promissory note issued to a Lender pursuant to the Loan Agreement, evidencing such Lender’s Loan; and “Notes” shall mean all such promissory notes, collectively.

“Person” or “person” means an individual, corporation, partnership, limited liability partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity.

3

“Title Policy” means that certain commitment of title insurance bearing Title No.: 14-7406-33647NYM, and issued by Fidelity National Title Insurance Company.

The defined terms used in this Mortgage which are not defined above or in the Loan Agreement have the meanings set forth elsewhere in this Mortgage.

GRANTING CLAUSE

In order to secure the payment of an indebtedness in the principal sum of Forty Million and no/100 ($40,000,000.00) dollars or so much thereof as shall, from time to time, actually be advanced, pursuant to the terms of the Loan Agreement, lawful money of the United States of America, which is the maximum principal amount which is or under any contingency may be secured at the date of execution hereof or at anytime thereafter, to be paid with interest in accordance with the terms of the Loan Agreement and/or the other Loan Documents, Mortgagor has mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed and assigned (to the extent assignable), and by these presents does mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign unto the Mortgagee, for its own benefit and for the benefit of the Lenders, forever all assets and properties of the Mortgagor, whether now owned or hereafter acquired or created, including without limitation all right, title and interest of the Mortgagor now owned, or hereafter acquired, in and to the property, rights and interests specified below (such property, rights and interests being hereinafter collectively referred to as, the “Property”):

(a)                all property described in Exhibit A annexed to this Mortgage (such property being called, the “Land”, which term includes all property enclosed within the perimeter description set forth in Exhibit A, including, without limitation, all minerals and other property located below the surface enclosed by such perimeter description, and all other rights and other property located on or above such surface or relating to the airspace above such surface);

(b)               all buildings, structures, fixtures and other improvements now or hereafter located on the Land (including, but not limited to, furnaces, boilers, oil burners, radiators and piping, coal stokers, fuel lines, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, ovens, disposals, dishwashers, hood and fan combinations, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, kitchen equipment, laundry equipment, plants and shrubbery), and all alterations and replacements to any of the above items specified in this subparagraph (all of the above items in this subparagraph being collectively called, the “Improvements”), being the same Land and Improvements which were conveyed to Syms Corp. by Deed dated August 31, 1989 made by The Chase Manhattan Bank, N.A. f/k/a/ The Chase National Bank of the City of New York to Syms Corp., recorded in New York County on September 1, 1989 in Reel 1615, Page 2115 and as further conveyed by Trinity Place Holdings Inc., as successor by merger to Syms Corp., to the Mortgagor by deed dated February 9, 2015 made by Trinity Place Holdings Inc. to the Mortgagor and intended to be recorded concurrently with this Mortgage;

4

(c)                all of the estate, right, title, claim or demand of any nature whatsoever of the Mortgagor, either in law or in equity, in possession or expectancy, in and to: (i) the Land, (ii) all additional lands and estates hereafter acquired by Mortgagor for use in connection with the Land and all lands and estates that may, from time to time, by supplemental mortgage or additional agreement, be made subject to the lien of this Mortgage, (iii) the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and (iv) all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and all other interests which are included in the Property;

(d)               all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, mineral rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Property (including, without limitation, all so-called “air rights,” bulk, development rights, floor area, floor area ratio, zoning rooms and other rights and privileges now or hereafter appurtenant to the Premises and Improvements or any part thereof, as defined in, under or with respect to the zoning and building codes or ordinances of all applicable jurisdictions and the regulations and interpretations thereunder or thereof, whether or not transferable, and any or all of the same that may now or hereafter be acquired for use with the Premises or Improvements, including without limitation all those rights acquired from Block 19, Lot 18 on the Tax Map of the Borough of Manhattan) and including without limitation all benefits and rights derived or acquired from or binding against Block 19, Lot 18 on the Tax Map of the Borough of Manhattan, including without limitation all Mortgagee's rights, titles and interests in, to and under those certain (v) Amended and Restated Declaration of Zoning Lot Restrictions between Tony Seiden and Syms Corp. dated May 26, 2009 and recorded June 17, 2009 in the Office of the City Register of the City of New York as CRFN 2009000183705, (w) Waiver of Amended and Restated Declaration of Zoning Lot Restrictions by Signature Bank dated April 1, 2009 and recorded June 17, 2009 in said Register’s Office as CRFN 2009000183707, (x) Amended and Restated Zoning Lot Development Agreement between Tony Seiden and Syms Corp. dated May 26, 2009 and recorded June 17, 2009 in said Register’s Office as CRFN 2009000183704, (y) Certification of Parties in Interest, Etc. by Chicago Title Insurance Company dated March 23, 2009 and recorded June 17, 2009 in said Register’s Office as CRFN 2009000183706, and (z) Light and Air Easement between Tony Seiden and Syms Corp. dated December 28, 2007 and recorded January 9, 2008 in said Register’s Office as CRFN 2008000009878;

(e)                (i) all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever and all additions to any such property, and all renewals and replacements of any such property, and all substitutions for any such property (all such machinery, apparatus, equipment, fittings, fixtures and other property, and all additions, renewals, replacements, and substitutions being called, the “Equipment”), to the extent such Equipment is now owned or is hereafter acquired by the Mortgagor, if: (1) such Equipment is now or hereafter located upon or in, or attached to, any portion of the Property, or appurtenances thereto, (ii) all building equipment, materials and supplies of any nature whatsoever owned by the Mortgagor, now or hereafter located upon, or intended to be incorporated in, the Property (all the items specified above in this paragraph being called the “Tangible Personalty”), and (iii) all right, title and interest of the Mortgagor in and to any of the Tangible Personalty which may be subject to any “security agreement” as defined in the Uniform Commercial Code of the State of New York (the “Uniform Commercial Code”), superior in lien to the lien of this Mortgage, and (iv) all proceeds and products of each of the items specified above in this paragraph;

5

(f)                except as otherwise set forth in the Loan Documents, all awards and payments, including, without limitation, interest thereon, and the right to receive such awards and payments, which may be made with respect to the Property, whether (i) from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or (ii) for any other injury to or decrease in the value of the Property;

(g)               all leases, licenses, concessions, occupancy agreements, and other agreements affecting the use or occupancy of the Property now or hereafter entered into and all guarantees of any of the foregoing (all such leases, licenses, concessions, occupancy agreements, and other agreements, and guarantees being collectively called the “Leases”), and all rents, issues and profits of the Property (such rents, issues and profits being called the “Rents”), and all right, title and interest of Mortgagor under each Lease, including, without limitation, all cash or securities, if any, deposited under each Lease to secure performance by any tenant or occupant under such Lease of its respective obligations under such Lease and the right to enforce, whether by action at law or in equity or by other means, all provisions, covenants and agreements of such Lease;

(h)               all of Mortgagor’s rights in and to (i) all contracts from time to time executed by the Mortgagor, or any manager or agent on its behalf, relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Property, and (ii) all agreements relating to the purchase or lease of the Property or any property which is adjacent to, or is or can be used in common with, the Property, together with the right to exercise all options under each such contract or agreement, and under each lease of any Tangible Personalty, (iii) all consents, franchises, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property, and (iv) all drawings, plans, specifications and similar or related items relating to the Property;

(i)                 all trade names, trademarks, logos, copyrights, patents, intellectual property, good will and books and records, electronic media, computer software, and data in paper, electronic, microwave, and other formats, relating to or used in connection with the operation of the Property; and all general intangibles related to the operation of the Property now existing or hereafter arising;

(j)                 all accounts and revenues arising from the operation of the Property, including, without limitation, (i) each right to payment now existing or hereafter arising for license or rental of any room, suite, or other space, or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Property, and (ii) all rights to payment from each credit-card, charge-card, or debit-card organization or entity, and (iii) all substitutions for each such account or item of revenue, all proceeds of each such account or item of revenue (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution of any such account or item of revenue, and any and all of the foregoing items specified in this paragraph, and all proceeds from each such item;

6

(k)               all proceeds of, and all unearned premiums on, each insurance policy covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu of such proceeds, for damage to the Property;

(l)                 Mortgagor’s interest in all claims and causes of action relating directly or indirectly to the Property, whether such claims or causes of action arise in Mortgagor’s name or such claims or causes of action are acquired by Mortgagor, directly or indirectly, by subrogation or otherwise; and the right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Property;

(m)             all proceeds, whether cash or non-cash, of each of the foregoing items specified in the subsections (a) through (l) above; and

(n)               the proceeds of any loan secured by any interest in the Property described in the subsections (a) through (m) above.

TO HAVE AND TO HOLD the above granted and described Property unto and to the proper use and benefit of the Mortgagee, and the successors and assigns of the Mortgagee, for its own benefit and for the benefit of the Lenders, forever.

Article I.    MORTGAGOR’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Mortgagor covenants and agrees with, and represents and warrants to, the Mortgagee as follows:

Section 1.1            Payment of Debt. Mortgagor will pay the Debt when due in accordance with the terms of the Loan Agreement and the other Loan Documents, and will perform, observe and comply with all other provisions of the Loan Agreement, this Mortgage and the other Loan Documents.

Section 1.2            Marketable Title. Mortgagor warrants good, marketable and insurable title in fee simple to the Property, free and clear of all liens, claims and encumbrances except such as are listed as exceptions to title in the Title Policy insuring the lien of this Mortgage (such exceptions to the Title Policy being collectively hereinafter referred to as, the “Permitted Encumbrances”); that it will own the Property free and clear of liens and claims except as otherwise provided in the Loan Agreement and this Mortgage; and that this Mortgage is and will remain a valid and enforceable lien on the Property subject only to the Permitted Encumbrances. Mortgagor will preserve such title and will forever warrant and defend the same to the Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever. Unless expressly provided otherwise, in the event the ownership of this Mortgage and title to the fee in the Property covered by this Mortgage are vested in the same person or entity, neither this Mortgage nor the Debt shall merge in said title, but shall continue to be and remain a valid first lien on the Property for the amount of the Debt.

7

Section 1.3            Estoppel Certificate. After request by Mortgagee, Mortgagor, within fifteen (15) days and at its expense, will furnish Mortgagee with a statement, duly acknowledged and certified, setting forth the amount of the Debt, the offsets or defenses thereto, if any, that the Loan Agreement and this Mortgage have not been modified, or if modified, giving particulars of such modification, and any additional facts requested by Mortgagee.

Section 1.4            Intentionally Omitted.

Section 1.5            Mortgagee’s Administrative Fees. Mortgagor will, not more than ten (10) Business Days after demand, pay or reimburse Mortgagee and the Lenders for the payment of any reasonable, actual costs or expenses (including reasonable attorneys’ fees and disbursements) which are incurred or expended in connection with or incidental to (a) the preparation, execution, delivery, filing, recording, amendment or modification of this Mortgage, the agreement to any waiver of any term under it, the release or substitution of any Property, or any other aspect of the administration of this Mortgage, (b) any change in law affecting this Mortgage or the Property, (c) any Event of Default by Mortgagor under this Mortgage or any of the other Loan Documents, (d) Mortgagee or any Lender exercising its right to cure any Event of Default of Mortgagor under this Mortgage, (e) Mortgagee or any Lender exercising its right to act to protect the lien of this Mortgage, or (f) the enforcement, defense or maintenance of any of its rights or remedies or Mortgagor’s obligations under this Mortgage or any of the Loan Documents by litigation or otherwise. All sums so advanced and all expenses incurred by Mortgagee or any Lender hereunder or under applicable law shall be deemed obligations owing by Mortgagor to Mortgagee or such Lender and shall bear interest, from the date paid or incurred until paid, at the Post-Default Rate. Any amounts advanced shall be secured by this Mortgage.

Section 1.6            Changes in Taxation of Mortgages and Debts. In the event of the passage after the date of this Mortgage of any law deducting from the value of real property, for the purpose of taxation, any lien or encumbrance on such real property or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on the Debt, or any Loan Document, then the Mortgagor shall, if permitted by law, pay any tax imposed as a result of any such law on or before the last day for payment without penalty, or within ten (10) Business Days after demand by the Mortgagee, whichever is less. If, in the reasonable opinion of the attorneys for the Mortgagee, the Mortgagor is not permitted by law to pay such taxes, then the Mortgagee shall have the right, at its option, to declare the Debt due and payable on a date specified in a notice to the Mortgagor, which date shall be not less than sixty (60) days after the date such notice is given.

Section 1.7            No Credit For Assessments; Application of Payments on Debt. The Mortgagor will not claim or demand, or be entitled to, any credit or credits (on account of the Debt) for any part of the Assessments assessed against the Property. No deduction shall otherwise be made or claimed by the Mortgagor from the taxable value of the Property, by reason of this Mortgage or the Debt. If at any time this Mortgage shall secure less than the entire principal amount of the Debt, then each repayment of the principal amount of the Debt shall be applied first against the portion of the Debt which is not secured by this Mortgage until such portion has been completely satisfied.

8

Section 1.8            Revenue Stamps. If at any time the United States of America, any state thereof, or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to any Loan Document, then the Mortgagor will, promptly following demand by the Mortgagee, pay for such stamps, with interest and penalties thereon, if any, and affix them to such Loan Document (to the extent required by law).

Section 1.9            Recording of Mortgage. The Mortgagor will cause (a) this Mortgage, (b) each extension, modification, renewal or replacement of this Mortgage, (c) each security instrument creating a lien or evidencing the lien of this Mortgage upon the Property, and (d) each instrument of further assurance, to be filed, registered or recorded (immediately upon execution and delivery of each such document to the Mortgagee or its agents, but in any event within ten (10) days of such execution and delivery), in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect, preserve and perfect the lien of this Mortgage upon, and the interest of the Mortgagee in, the Property. The Mortgagor will pay all title insurance fees and charges, all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, each mortgage supplemental hereto, each security instrument with respect to the Property, and each instrument of further assurance, and all federal, state, county, municipal, and other governmental taxes, duties, imposts, assessments and charges arising out of or in connection with the Debt or the execution, delivery or recording of this Mortgage, each mortgage supplemental hereto, each security instrument with respect to the Property, and each instrument of further assurance, or other Loan Document (all such taxes, duties, imposts, assessments and charges being called, the “Mortgage Taxes”) in each case, to the extent payable under applicable law. The Mortgagor shall hold harmless and indemnify the Mortgagee and each Lender, and their respective successors and assigns, against all liability incurred by reason of the imposition of any such Mortgage Taxes on the making and recording of this Mortgage.

Section 1.10        Cooperation by Mortgagor. Except as otherwise provided by the Loan Agreement, the Mortgagor will (at the sole cost and expense of the Mortgagor), do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as the Mortgagee shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring and confirming to and unto the Mortgagee the property and rights mortgaged by this Mortgage or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of any Loan Document or for filing, registering or recording this Mortgage. Within five (5) days following demand from the Mortgagee, the Mortgagor will execute and deliver, and the Mortgagor hereby authorizes the Mortgagee to execute in the name of the Mortgagor (to the extent the Mortgagee may lawfully do so), one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively each lien and security interest arising pursuant to this Mortgage or any other Loan Document upon the Property. During the continuance of an Event of Default, the Mortgagor hereby authorizes the Mortgagee to act as the attorney-in-fact of the Mortgagor to take any action which the Mortgagor is required or authorized to take pursuant to any Loan Document. This power of attorney is coupled with an interest and is granted for a valuable consideration, and is irrevocable.

9

Section 1.11        Mortgagor’s General Representations and Warranties. Subject only to the Permitted Encumbrances (and such other liens that may be incurred from time to time in accordance with the Loan Agreement, if any) the Mortgagor warrants that it is the owner of, and the holder of title to, the Property.

Section 1.12        Single Purpose Entity. Mortgagor hereby covenants that Mortgagor shall at all times remain a Special Purpose Entity as such term is defined by the Loan Agreement.

Section 1.13        Insurance. (a) The Mortgagor (i) will keep the Improvements and the Tangible Personalty insured with all-risk coverage against loss or damage by fire, vandalism, malicious mischief and such other hazards (each such fire and other hazard being called, a “Casualty”) as the Mortgagee shall from time to time require, in amounts approved by the Mortgagee, which amounts shall in no event be less than one hundred (100%) percent of the replacement cost of the Improvements and the Tangible Personalty, if any, and (ii) will maintain comprehensive general liability insurance and such other forms of insurance coverage with respect to the Property as the Mortgagee shall from time to time reasonably require in amounts reasonably approved by the Mortgagee. If the Land is improved, and any portion of the Land or any interest therein is located in a federally designated “special flood hazard area,” then a flood insurance policy shall also be delivered by the Mortgagor to the Mortgagee (all insurance policies required to be maintained by the Mortgagor pursuant to this Mortgage are collectively called, the “Policies”). If no portion of the Land is located in a federally designated “special flood hazard area,” then such fact shall be substantiated by a certificate, in form satisfactory to the Mortgagee, from a licensed surveyor, appraiser or professional engineer or other qualified person, satisfactory to the Mortgagee, in accordance with all applicable laws and regulations.

(b)               The Mortgagor shall at all times comply with, and shall cause both the Property, and the use, occupancy, operation, maintenance, alteration, repair and restoration of the Property, to comply with, the terms, conditions, stipulations and requirements of the Policies. Each Policy shall be issued by an insurer having a minimum policy holders rating of “A-”and Financial Size Category of Class IX or higher pursuant to the latest rating publication of Property and Casualty Insurers by A.M. Best Company (or, in the absence of such publication, or if A.M. Best Company shall change its ratings or the standards for such ratings, or shall fail to publish them currently, or shall not maintain its current reputation, then each Policy shall be issued by an insurer having a minimum rating pursuant to such rating standards as may be designated by the Mortgagee in its sole discretion), at all times when such Policy is in effect. Each such insurer must be financially sound and reputable and must otherwise be reasonably acceptable in all respects to the Mortgagee. All Policies shall, with respect to the Improvements, contain the standard mortgagee non-contribution clause endorsement (subject to the Mortgagee’s approval in its sole discretion). All Policies shall, with respect to the remaining portion of the Property, contain such endorsement to the extent such endorsement is available. To the extent that such endorsement is not available with respect to any such portion of the Property, then the Policies shall contain, with respect to such portion, a lender’s loss payable clause endorsement (subject to the Mortgagee’s approval in its sole discretion), all naming the Mortgagee as the person to which all payments made by the insurer under such Policies shall be paid. All Policies shall otherwise be in form and substance satisfactory in all respects to the Mortgagee. Blanket insurance policies shall not be acceptable for the purposes of this Section 1.13 unless otherwise approved in writing to the contrary by the Mortgagee, such approval not to be unreasonably withheld. Subject to the provisions of Section 1.15 of this Mortgage, the Mortgagor shall pay the premiums for the Policies as the same become due and payable. At the request of the Mortgagee, the Mortgagor will deliver the Policies to the Mortgagee. Not later than thirty (30) days prior to the expiration date of each Policy, the Mortgagor will deliver to the Mortgagee a renewal policy or policies (in replacement of such Policies) marked “premium paid” (with respect to the premium under such Policies for the next twelve month period) by the insurer issuing such Policies or accompanied by other evidence of payment of premium which is satisfactory to the Mortgagee. The insurer issuing each Policy must be obligated, pursuant to an endorsement or certificate satisfactory to the Mortgagee in its sole discretion, to give at least thirty (30) days prior written notice to the Mortgagee of the expiration, cancellation, termination, or modification of such Policy. If at any time the Mortgagee is not in receipt of written evidence that all insurance required under this Mortgage is in full force and effect, then the Mortgagee shall have the right, without notice to the Mortgagor, to take such action as the Mortgagee deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as the Mortgagee in its sole discretion deems appropriate, and reasonable, actual all expenses incurred by the Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Mortgagor to the Mortgagee upon demand and until paid shall be secured by this Mortgage in accordance with the provisions of this Mortgage.

10

(c)                If the Property shall be damaged or destroyed, in whole or in part, by fire or other hazard or casualty (such damage or destruction being called, the “Damage”), then the Mortgagor shall give notice of such Damage to the Mortgagee promptly after Mortgagor obtains actual knowledge thereof, and the Mortgagor hereby authorizes and empowers the Mortgagee, following the occurrence and during the continuance or an Event of Default, at the Mortgagee’s option and at the Mortgagee’s sole discretion, as attorney-in-fact for the Mortgagor, to give notice of loss and make proof of loss, to adjust and compromise any claim under any Policy, to appear in and prosecute any action arising from any Policy, to collect and receive insurance proceeds and to deduct therefrom the Mortgagee’s expenses incurred in the collection process, to endorse any checks, drafts or other instruments representing any proceeds of such insurance, whether payable by reason of loss under any Policy or otherwise, and to make any election required or permitted under any Policy relating to repair or restoration. Following the occurrence of such Damage, and provided that an Event of Default shall not have occurred and be continuing, Mortgagor shall, it its sole but reasonable discretion, have the option to restore the Property to a similar condition as it existed prior to the Damage, or to apply any and all proceeds of insurance actually received in connection therewith to the payment of the Debt, provided, however, that if the cost to restore the Property to a similar condition as it existed prior to the Damage, is greater than or equal to $1,000,000.00, Mortgagor shall not be entitled, without consent of Mortgagee, such consent not to be unreasonably withheld, to give notice of loss and make proof of loss, to adjust and compromise any claim under any Policy, to appear in and prosecute any action arising from any Policy, to collect and receive insurance proceeds, to endorse any checks, drafts or other instruments representing any proceeds of such insurance, whether payable by reason of loss under any Policy or otherwise, and to make any election required or permitted under any Policy relating to repair or restoration. All proceeds of insurance on account of any Damage, to the extent received by the Mortgagor, shall be deemed to have been received in trust for the Mortgagee, and shall be immediately paid by the Mortgagor to the Mortgagee. Any sums paid to the Mortgagee by any insurer may be retained and applied by the Mortgagee toward payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Mortgagee in its discretion shall deem proper in accordance with the terms of the Loan Agreement. At the discretion of the Mortgagee, any sums paid to the Mortgagee by any insurer, on account of any Damage, may: (i) be held, either in whole or in part, as additional security for the Debt, (ii) be paid, either in whole or in part, to the Mortgagor for such purposes as the Mortgagee shall designate, or (iii) be paid, either in whole or in part, to such third parties, for the repair or restoration of the Damage, as the Mortgagee may determine, provided, that any amount received in excess of the Debt shall be immediately returned to Mortgagor. If the Mortgagee shall receive and retain any insurance proceeds on account of any Damage, then the lien of this Mortgage shall be reduced only by the amount of such proceeds actually applied by the Mortgagee in reduction of the Debt. The Mortgagee shall not be deemed to have applied any insurance proceeds in reduction of the Debt unless and until the Mortgagee has given notice to the Mortgagor that the Mortgagee has applied such proceeds to the Debt. Until such notice is given with respect to the insurance proceeds, then such proceeds, to the extent paid to the Mortgagee and held by it, shall be deemed to be held by the Mortgagee as additional security for the Debt. The Mortgagee shall not be obligated to see to the proper application of insurance money paid over to the Mortgagor. If the Land shall have been sold on foreclosure of this Mortgage, then, as between the Mortgagor and the Mortgagee, the Mortgagee shall have the right to receive all insurance proceeds on account of any Damage, and the Mortgagor shall pay over to the Mortgagee said insurance proceeds as, if and when the Mortgagor receives same, to the extent of (x) any deficiency between (1) the unpaid balance of this Mortgage at the time of such sale, and (2) the net proceeds of such sale (after payment of all expenses) actually received by the Mortgagee, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered, and (y) the reasonable attorney’s fees, reasonable, actual costs and disbursements incurred by the Mortgagee in connection with the collection of such insurance proceeds. All right, title and interest of the Mortgagor in and to all Policies shall inure to the benefit of and pass to the successor-in-interest of the Mortgagor or the purchaser or grantee of the Land and Improvements. If the prior written appraisal of any underwriter is required in connection with the transfer of any Policy to such successor-in-interest, purchaser, or grantee, then the Mortgagor shall obtain such appraisal, and deliver a copy of such appraisal to the Mortgagee, on or before the date of such transfer.

11

(d)               The provisions of this Mortgage are only for the benefit of the Mortgagor, the Mortgagee and the Lenders, and no third party shall be a beneficiary of any provision of this Mortgage. Moreover, the Mortgagee shall have no obligation to supervise the disbursement of the proceeds of any Policy (or any Award), and the Mortgagee shall have no liability if such proceeds are not applied, in whole or in part, to the restoration of any Casualty, or if the Award is not applied to the restoration of any part of the Property not taken by a Taking. Notwithstanding anything contained herein to the contrary, the provisions of Section 254(4) of the Real Property Law of New York (covering the insurance of buildings against loss by fire) shall not apply to this Mortgage.

(e)                Mortgagor shall, upon request of Mortgagee, obtain and deliver evidence of such other types and amounts of insurance coverage as are reasonably requested by Mortgagee and are customarily (A) maintained by owners or operators of properties similarly situated to the Property, or (B) required by institutional lenders in like transactions.

12

Section 1.14        Assessments. Subject to Section 1.15 of this Mortgage, the Mortgagor shall pay all taxes, assessments, water rates, sewer rents and other charges (including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, and all special assessments and other assessments for local improvements, except that if any such assessment is payable in installments, then the Mortgagor need only pay, at any given time, the installments which are then due and payable) which are now due and payable, or which are now or hereafter levied or assessed against the Property (all such taxes, assessments, rates, rents, charges and fees being collectively hereinafter referred to as, the “Assessments”) prior to the date upon which the same shall become delinquent and, upon the failure of the Mortgagor to pay any Assessments, the Mortgagee or any Lender may, in its sole discretion, but shall not be obligated to, pay such Assessments, and the Mortgagor shall reimburse the Mortgagee or such Lender, upon demand by the Mortgagee or such Lender, for such expenditures, provided, however, that Mortgagor shall not be required to pay or discharge any such debt, obligation, tax assessment, charge, levy or claim so long as it is Property Contested. The Mortgagor shall deliver to the Mortgagee (as and when payment is made of the Assessments) receipted bills, cancelled checks and other evidence satisfactory to the Mortgagee evidencing the payment of such Assessments prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment of such Assessments.

Section 1.15        Reserve Fund. The Mortgagor will, at the option of the Mortgagee, in addition to the payments of principal and/or interest due and payable pursuant to the Loan Agreement (the “Monthly Loan Payments”), pay to the Mortgagee, on each date and in the manner specified in the Loan Agreement for payment of the Monthly Loan Payments, one hundred (100%) percent of one-twelfth of the amount which would be sufficient to pay, during the one-year period commencing on such first day (such year being called, the “Current Year”), the sum of (a) the Assessments, and (b) the premiums on all Policies (the “Insurance Premiums”), to the extent such Assessments and Insurance Premiums are payable, or, at the Mortgagee’s option, are estimated by the Mortgagee to be payable, during the Current Year (the total monthly payment to the Mortgagee, pursuant to this sentence, at any given time, on account of the Assessments and the Insurance Premiums, is called, the “Monthly Escrow Payments”). The Mortgagee will apply the amounts paid by the Mortgagor to the Mortgagee pursuant to the preceding sentences of this paragraph (such amounts held by the Mortgagee being called, the “Reserve Fund”) to the payment of Assessments and the Insurance Premiums which are required to be paid by the Mortgagor pursuant to the provisions of this Mortgage. If the Mortgagor shall ever be entitled to a refund of all or any portion of the Reserve Fund, then the Mortgagee may pay such refund to the person shown on the records of the Mortgagee to be the owner of the Property, and may otherwise deal with such owner, even if such owner is not the original Mortgagor specified in this Mortgage. If, at any time, the amount of the Reserve Fund is less than the sum of the two next Monthly Escrow Payments which are due in the then Current Year, then the Mortgagor shall pay to the Mortgagee, upon request, an amount which the Mortgagee shall estimate, in its sole discretion, as sufficient to make up the deficiency. Until expended or applied as above provided, any amounts in the Reserve Fund may be commingled with the general funds of the Mortgagee and shall constitute additional security for the Debt and shall not bear interest. Furthermore, the Mortgagor shall pay for any fee incurred by the Mortgagee, should the Mortgagee engage a third party provider to service the Reserve Fund. Mortgagee shall not require the establishment of the Reserve Fund, nor the imposition of Monthly Escrow Payments so long as no Event of Default occurs and is continuing.

13

Section 1.16        Eminent Domain. Notwithstanding any taking by any public or quasi-public authority through eminent domain, change of grade, inverse condemnation, or other similar action (each such taking being called, a “Taking”), the Mortgagor shall continue to pay the Debt as provided in the Loan Agreement and this Mortgage. The Debt shall not be reduced until and to the extent that any award or payment for any Taking (each such award or payment being called, the “Award”) shall have been actually received and applied by the Mortgagee to the discharge of the Debt. The Mortgagee shall not be deemed to have applied any proceeds of the Award in reduction of the Debt unless and until the Mortgagee has given notice to the Mortgagor that the Mortgagee has applied such proceeds to the Debt. Until such notice is given with respect to such proceeds of the Award, then such proceeds, to the extent paid to the Mortgagee and held by it, shall be deemed to be held by the Mortgagee as additional security for the Debt. The Mortgagee may apply the entire amount of any such Award to the discharge of the Debt whether or not then due and payable in such order, priority and proportions as the Mortgagee in its discretion shall deem proper in accordance with the terms of the Loan Agreement. The Mortgagee shall not be obligated to see to the proper application of any Award paid over to the Mortgagor. If the Property is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of such Award, then the Mortgagee shall have the right, whether or not a deficiency judgment on the Loan Agreement shall have been sought, recovered or denied, to receive such Award. The Mortgagor shall pay over to the Mortgagee: (a) said Award as, if and when the Mortgagor receives such Award, together with (b) interest on such Award, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and (c) the reasonable attorney’s fees, reasonable, actual costs and disbursements incurred by the Mortgagee in connection with the collection of such Award. The Mortgagor shall file and prosecute its claim or claims for each Award in good faith and with due diligence and cause the same to be collected and paid over to the Mortgagee. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, during the continuance of an Event of Default in the name of the Mortgagor or otherwise, to collect and receipt for each Award and to file and prosecute such claim or claims. The Mortgagor shall, upon demand of the Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning each Award to the Mortgagee, free and clear of all encumbrances of any kind or nature whatsoever. However, such assignments and other instruments shall not be necessary in order to establish the Mortgagee’s rights to any Award.

Section 1.17        Leases and Tenancies. Subject to the terms of this Section 1.17, the Mortgagee waives the right to enter the Property for the purpose of collecting the Rents, and grants the Mortgagor the right to collect the Rents and, subject to any restrictions set forth in the Loan Agreement, to lease the Property. The Mortgagor shall hold the Rents in trust for use in payment of the Debt, provided, however, that prior to an Event of Default, the Mortgagor may apply the Rents held by the Mortgagor at any given time, first, to all amounts which are due and payable on account of the Debt at such time, second, to all expenses accruing with respect to the Property, third, to the payment of all other liabilities of the Mortgagor, to the extent then due and payable, and then fourth, to the Mortgagor. The right of the Mortgagor to collect the Rents and to lease the Property or any part thereof may be revoked by the Mortgagee upon any Event of Default under the terms of this Mortgage, the Loan Agreement or any other Loan Document and may be, in the sole discretion of the Mortgagee, reinstated following the resolution of such Event of Default to Mortgagee’s satisfaction. Thereafter, the Mortgagee may let the Property or any part thereof, and may retain and apply the Rents toward payment of the Debt in such order, priority and proportions as the Mortgagee, in its discretion, shall deem proper, or toward the operation, maintenance and repair of the Property or any part thereof, and irrespective of whether the Mortgagee shall have commenced a foreclosure of this Mortgage or shall have applied or arranged for the appointment of a receiver. The Mortgagee shall give to the Mortgagor prompt notice of such revocation of the right to let and collect the Rents within a reasonable time after such revocation. The Mortgagor represents, warrants, and covenants that, on or before the date of this Mortgage, the Mortgagor has not: (a) made, or suffered to be made, any Lease, (b) modified any Lease, (c) cancelled or terminated any Lease, (d) accepted any prepayment of any Rents for a period of more than one (1) month in advance of the date when such Rents are due and payable, or (e) further assigned the whole or any part of the Rents or any Lease. On and after the occurrence of an Event of Default, the Mortgagor shall not, unless, at arms’ length upon market terms (including such other terms and conditions as are contained in similar Leases for similar space in New York City by landlords using prudent business judgment) without the prior written consent of the Mortgagee: (1) make, or suffer to be made, any Lease, (2) modify any Lease, (3) cancel or terminate any Lease, (4) accept any prepayment of any Rents for a period of more than one (1) month in advance of the date when such Rents are due and payable, or (5) further assign the whole or any part of the Rents or any Lease. The Mortgagor shall (i) fulfill or perform each and every provision of the Leases on the part of the Mortgagor to be fulfilled or performed, (ii) promptly send to the Mortgagee copies of each notice of default which the Mortgagor shall send or receive under each Lease, and (iii) enforce, short of termination of any Lease, the performance or observance of the provisions of such Lease by the tenant under such Lease. All Leases of the Property shall be subject and subordinate to this Mortgage and to any and all amendments, extensions, restatements and/or consolidations of this Mortgage from time to time. The Mortgagor shall, once every year, provide to the Mortgagee a complete and detailed leasing status report with respect to the Improvements, which leasing status report is required to be satisfactory in all reasonable respects to the Mortgagee. In addition to the rights which the Mortgagee may have in this Mortgage, during the continuation of an Event of Default the Mortgagee, at its option, may require the Mortgagor to pay monthly in advance to the Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of each part of the Property as may be in possession of the Mortgagor or any of its affiliates. Upon default in any such payment, and upon written notice to Mortgagor, the Mortgagor will vacate and surrender possession of the Property to the Mortgagee, or to such receiver, and, if the Mortgagor shall fail to vacate and surrender the Property as provided above, then the Mortgagor may be evicted by summary proceedings or otherwise. Nothing contained in this Section 1.17 shall be construed as imposing on the Mortgagee any of the obligations of the landlord under the Leases. Notwithstanding anything contained herein to the contrary, the Mortgagee shall have all of the rights against each tenant or other occupant of the Property pursuant to Section 291-f of the Real Property Law of the State of New York.

14

Section 1.18        Intentionally Omitted.

Section 1.19        Sale or Mortgage By Mortgagor. (a) Neither the Property, nor any interest in the Mortgagor or Holdings (whether partnership, stock, equity, beneficial, profit, loss or otherwise), shall in any manner, directly or indirectly, be further encumbered, sold, transferred, assigned or conveyed (or, in the case of the Property, leased), or permitted to be further encumbered, sold, transferred, assigned, conveyed or leased, without the prior written consent of the Mortgagee. The above provisions of this Section 1.19 shall apply to each and every such further encumbrance, sale, transfer, assignment, conveyance or lease, regardless of whether or not the Mortgagee has consented to, or waived by its action or inaction its rights under this Mortgage with respect to, any particular encumbrance, sale, transfer, assignment, conveyance or lease, and irrespective of whether such further encumbrance, sale, transfer, assignment, conveyance or lease is voluntary, by reason of operation of law or is otherwise made. In addition, the Mortgagor shall not, without the Mortgagee’s prior written consent, (i) permit the transfer or issuance of any stock, partnership, membership, ownership or other equity or beneficial interest in the Mortgagor or Holdings, (ii) merge or consolidate, or permit Holdings to merge or consolidate, with any other party or entity, (iii) liquidate or dissolve itself (or suffer any liquidation or dissolution), or permit Holdings to do so, or (iv) acquire by purchase or otherwise all or substantially all the business or assets of, or any stock, partnership, membership, ownership interest or other evidence of equity or beneficial ownership of, any entity. The Mortgagor shall not, and shall not permit Holdings to, dissolve or terminate or materially amend the terms of its partnership agreement, operating agreement, or other agreement with the holders of equity interests.

(b)               Notwithstanding the foregoing, Mortgagee’s prior written consent will not be required for (i) any Permitted Transfer (as defined below), so long as all Transfer Requirements (as defined below) applicable to such Permitted Transfer are timely satisfied or (ii) the encumbrance, sale, transfer, assignment or conveyance, in any manner, directly or indirectly, of any stock of the Guarantor or of any equity interests in any entity that directly or indirectly holds any such stock. For purposes of this Section 1.19(b), (i) the term “Permitted Transfer” shall mean the following: (A) the transfer of such percentage of the Equity Interests (as defined below) in Mortgagor or Holdings as may be permitted by the Loan Agreement, and (B) any lease permitted by the Loan Agreement, and (ii) the term “Transfer Requirements” means, with respect to any Permitted Transfer, all of the following that apply to that transfer: (A) in the case of any Permitted Transfer, none of the persons or entities liable for the repayment of the Debt shall be released from such liability and (B) no Event of Default shall exist. The term “Equity Interest” means partnership interests in Mortgagor or Holdings, if Mortgagor or Holdings is a partnership, member interests in Mortgagor or Holdings, if Mortgagor or Holdings is a limited liability company, or shares of stock of Mortgagor or Holdings, if Mortgagor or Holdings is a corporation.

Section 1.20        Maintenance and Repairs; Compliance with Laws and Recorded Documents.

(a) Borrower shall cause the Property to be maintained in accordance with the provisions of Section 5.1(d) of the Loan Agreement.

15

(b)               The Mortgagor represents and warrants that the Property is currently in compliance with, and the Mortgagor shall in the future promptly comply in all material respects with, all applicable existing and future governmental laws, orders, ordinances, rules and regulations affecting the Property or its use, including specifically, but not limited to, provisions of the Americans with Disabilities Act. The Mortgagor shall comply with the requirements of all (and shall not modify, amend or terminate any) easements and restrictive covenants which from time to time affect the Property. The Mortgagor shall also comply with all requirements of (and to the extent reasonably within the Mortgagor’s control, maintain, preserve, enforce and renew) all rights of way, easements, grants, privileges, licenses, franchises, restrictive covenants, recorded instruments, and other agreements which from time to time benefit or pertain to the Property. The Mortgagor shall not modify, amend or terminate, or surrender any of its rights under, any of such rights of way, easements, grants, privileges, licenses, franchises or restrictive covenants. The Mortgagor will not, without obtaining the prior written consent of the Mortgagee, initiate, join in or consent to any new private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Property. The Mortgagor will not alter the use of the Property (or any part thereof or interest therein) without the prior written consent of the Mortgagee. The Mortgagor shall not permit the Property or any part thereof to be used to qualify for fulfillment of any municipal or other governmental requirements for the construction or maintenance of any building, structure, or other improvement on premises not mortgaged under this Mortgage; and Mortgagor hereby assigns to Mortgagee all rights to consent to such use. No building or other improvement now or hereafter constructed on the Property shall rely on any premises not mortgaged under this Mortgage in order to qualify for fulfillment of any municipal or other governmental requirements. The Mortgagor shall not impair, or permit impairment of, the integrity of the Property as a single zoning lot or lots separate and apart from other premises. Mortgagor’s obligations under this Section 1.20 shall at all times be subject to 9.17 of the Loan Agreement.

Section 1.21        Intentionally Omitted.

Section 1.22        Compliance With Loan Documents. The Mortgagor shall observe and perform each of the terms, covenants and provisions contained in any of the Loan Documents prior to the expiration of any applicable cure period with respect thereto.

Section 1.23        Inspection. The Mortgagee or any Lender and their agents shall have the right to enter and inspect the Property at all reasonable times during business hours and, unless during the continuance of an Event of Default or in the event of an imminent threat to the Property, upon 24 hour telephonic notice to Mortgagor.

Section 1.24        Anti-Terrorism. Mortgagor hereby represents and warrants that neither Mortgagor nor any of Mortgagor’s members, shareholders, directors, officers, partners, trustees, affiliates, or principals: (a) is in violation of any legal requirements relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”), (b) is a “Prohibited Person” which is defined as follows: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii)a person or entity with whom Mortgagor is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the Executive Order and the Patriot Act, (iv)a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (v)a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control, and (vi) a person or entity who is affiliated with any person or entity listed above, and (c) will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

16

Section 1.25        Operating Account. Mortgagor shall establish and maintain an operating account with the Mortgagee in accordance with the Loan Agreement.

Section 1.26        No Brokers. The Mortgagor covenants and agrees that no brokerage commission or other fee, commission or compensation is to be paid by the Mortgagee on account of the Debt and secured hereby, or any other transaction between the Mortgagor and the Mortgagee. The Mortgagor agrees to indemnify the Mortgagee against all claims for any such fee, commission, or compensation.

Article II. SECURITY AGREEMENT

Section 2.1            Security Interest. This Mortgage constitutes both a real property mortgage and a “security agreement,” within the meaning of the Uniform Commercial Code, and the Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of the Mortgagor in the Property. The Mortgagor, by executing and delivering this Mortgage, hereby grants to the Mortgagee, as security for the Debt, a security interest in, and lien on, the Property.

Section 2.2            Remedies Under Security Agreement and UCC. If there shall be an Event of Default hereunder, then the Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Tangible Personalty and all other tangible property which is included in the Property, and to take such other measures as the Mortgagee may deem necessary for the care, protection and preservation of the Property, and to sell the Property. Provided that an Event of Default shall have occurred and be continuing, upon request or demand of the Mortgagee, the Mortgagor shall at its expense assemble the Tangible Personalty (and all other tangible personal property which is included in the Property) and make it available to the Mortgagee at a convenient place acceptable to the Mortgagee. The Mortgagor shall pay to the Mortgagee and each Lender on demand any and all actual expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by the Mortgagee or such Lender in protecting its interest in the Property and in enforcing the Mortgagee’s rights under this Mortgage with respect to the Property. Any notice of sale, disposition or other intended action by the Mortgagee or any Lender with respect to the Property sent to the Mortgagor in accordance with the provisions of this Mortgage at least seven (7) days prior to the date of any such sale, disposition or other action, shall constitute reasonable notice to the Mortgagor, and the method of sale or disposition or other intended action set forth or specified in such notice shall conclusively be deemed to be commercially reasonable within the meaning of the Uniform Commercial Code unless objected to in writing by the Mortgagor within five (5) days after receipt by the Mortgagor of such notice. The proceeds of any sale or disposition of the Property may be applied by the Mortgagee to the payment of the Debt in such order, priority and proportions as the Mortgagee in its discretion shall deem proper.

17

Section 2.3            Intentionally Omitted

Article III.                      EVENTS OF DEFAULT; MORTGAGEE’S REMEDIES

Section 3.1            Definition of “Event of Default”. The term Event of Default shall have the meaning given to such term in the Loan Agreement.

Section 3.2            Remedies Upon Default. Upon the occurrence of any Event of Default all sums secured hereby shall become immediately due and payable, without notice or demand except as provided in the Loan Agreement, at the option of Mortgagee and Mortgagee may:

(a)                Have a receiver appointed as a matter of right on an ex parte basis without notice to Mortgagor and without regard to the sufficiency of the Property or any other security for the indebtedness secured hereby and, without the necessity of posting any bond or other security. Such receiver shall take possession and control of the Property and shall collect and receive the Rents. If Mortgagee elects to seek the appointment of a receiver for the Property, Mortgagor, by its execution of this Mortgage, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law. The receiver shall be entitled to receive a reasonable fee for managing the Property, which fee may be deducted from the Rents or may be paid by Mortgagee or any Lender and added to the Debt secured by this Mortgage. Immediately upon appointment of a receiver, Mortgagor shall surrender possession of the Property to the receiver and shall deliver to the receiver all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Property and all security deposits. If the Rents are not sufficient to pay the costs of taking control of and managing the Property and collecting the Rents, any funds expended by Mortgagee or any Lender, or advanced by Mortgagee or any Lender to the receiver, for such purposes shall become an additional part of the Debt secured by this Mortgage. The receiver may exclude Mortgagor and its representatives from the Property. Mortgagor acknowledges and agrees that the exercise by Mortgagee of any of the rights conferred under this Section 3.2 shall not be construed to make Mortgagee or any Lender a “mortgagee-in-possession” of the Property so long as Mortgagee or any Lender has not itself entered into actual possession of the Property;

(b)               Proceed to foreclose on this Mortgage as now or then provided by law (in which event Mortgagee shall be entitled to the appointment of a receiver) pursuant to a judicial proceeding in accordance with Article 13 of the New York Real Property Actions and Proceedings Law or by advertisement in accordance with Article 14 of New York Real Property Actions and Proceedings Law (or any successor or replacement statute thereof). Any foreclosure shall forever bar Mortgagor and all persons claiming under Mortgagor from all right and interest in the Property. In any such proceeding Mortgagee and the Lenders shall be entitled to recover all costs and expenses (regardless of the particular nature thereof and whether incurred prior to or during such proceeding) incident to the realization of its rights hereunder, including court costs and reasonable attorneys’ fees. Mortgagee shall be entitled to possession of the Property during any period of redemption. Mortgagor hereby waives any right it or its successors in interest may have in the event of acceleration or foreclosure to obtain a partial release of the Property from the lien of this Mortgage by paying less than the entire amount then secured hereby, or to partially redeem the Property by paying less than the amount necessary to effect full redemption. If a deficiency remains after proper application of the proceeds of sale of the Property, Mortgagor shall pay the same immediately after determination of the amount thereof;

18

(c)                Sue on the Loan Agreement as permitted under applicable law; and/or

(d)               Avail itself of any other right or remedy available to it under the terms of this Mortgage, the other Loan Documents or applicable law.

Section 3.3            No Waiver. By accepting payment of any sum secured hereby after its due date, Mortgagee does not waive its right either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to do so.

Section 3.4            Litigation Relating to Property. Upon the occurrence and during the continuance of an Event of Default or in the event of a conflict in Mortgagor’s representation of Mortgagee in any proceeding, Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Mortgagee, in its discretion, feels should be brought to protect the Mortgagee’s interest in the Property.

Section 3.5            Waiver of Marshaling, Etc. In connection with any foreclosure sale under this Mortgage, Mortgagor hereby waives, for itself and all others claiming by, through or under Mortgagor, any right Mortgagor or such others would otherwise have to require marshaling or to require that the Property be sold in parcels or in any particular order.

Section 3.6            Intentionally Omitted.

Section 3.7            Mortgagee’s Right to Remedy Defaults. Upon the occurrence of any Event of Default under this Mortgage, the Mortgagee may, at its discretion, remedy the same and for such purpose shall have the right to enter upon the Property without thereby becoming liable to the Mortgagor or any person holding under or claiming under or through the Mortgagor. Nothing contained in this Mortgage shall in any manner obligate the Mortgagee or any Lender to remedy any Event of Default under this Mortgage. If the Mortgagee or any Lender shall remedy such Event of Default or appear in, defend, or bring any action or proceeding to protect the Mortgagee’s interest in the Property or to foreclose this Mortgage or collect the Debt, then the costs and expenses of remedying such default, or bringing such action or proceeding (including reasonable attorneys’ fees to the extent permitted by law), with interest at the Default Rate, shall be paid by the Mortgagor to the Mortgagee upon demand. To the extent that any of the costs or expenses paid by the Mortgagee or any Lender after default by the Mortgagor shall constitute payment of (a) taxes, charges or assessments which may be imposed by law upon the Property, (b) premiums on insurance policies covering the Property, (c) expenses incurred in upholding the lien of this Mortgage, including, but not limited to, the costs and expenses of any litigation to collect the Debt secured by this Mortgage or to prosecute, defend, protect or preserve the rights and the lien created by this Mortgage, (d) any amount, cost or charge to which the Mortgagee or any Lender becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority, or (e) unless prohibited by applicable laws, any other amount; then, and in each such event, all such costs, expenses and amounts, together with interest thereon at the Default Rate, shall be added to the Debt secured by this Mortgage, and shall be secured by this Mortgage.

19

Section 3.8            Intentionally Omitted.

Article IV.                      MISCELLANEOUS

Section 4.1            Notices. Any notice, request or demand given or made under this Mortgage shall be in accordance with the Loan Agreement.

Section 4.2            No Notice From Mortgagee Unless Agreed in Mortgage. The Mortgagor shall not be entitled to any notices of any nature whatsoever from the Mortgagee except with respect to matters for which this Mortgage or any other Loan Document specifically and expressly provides for the giving of notice by the Mortgagee to the Mortgagor. The Mortgagor hereby expressly waives, to the maximum extent permitted by law, the right to receive any notice from the Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by the Mortgagee to the Mortgagor.

Section 4.3            Interest Rate Ceilings. This Mortgage and the Loan Agreement are subject to the express condition that at no time shall the Mortgagor be obligated or required to pay interest on the principal amount of the Debt at a rate which violates any usury or interest rate maximum limitation, or which could subject any Lender to either civil or criminal liability as a result of such rate being in excess of the maximum interest rate which the Mortgagor is permitted by law to contract or agree to pay (the “Maximum Legal Rate”). If, by the terms of any Loan Document, the Mortgagor is at any time required or obligated to pay interest on the principal amount of the Debt at a rate in excess of such Maximum Legal Rate, then the rate of interest under the Loan Agreement shall be deemed to be immediately reduced to such Maximum Legal Rate and the interest payable shall be computed at such Maximum Legal Rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal amount of the Debt.

Section 4.4            No Verbal Modification. This Mortgage may only be modified, amended or changed by an agreement in writing signed by the Mortgagor and the Mortgagee. This Mortgage may only be released, discharged or satisfied of record by an agreement in writing signed by the Mortgagee. No waiver of any term, covenant or provision of this Mortgage shall be effective unless given, for value, in writing by the Mortgagee and if so given by the Mortgagee shall only be effective in the specific instance in which given. The Mortgagor acknowledges that the Loan Documents set forth the entire agreement and understanding of the Mortgagor and the Mortgagee with respect to the Loan and that no oral or other agreement, understanding, representation or warranty exists with respect to the Loans other than the agreements, understandings, representations, and warranties set forth in the Loan Documents.

20

Section 4.5            Severability. If any provision of this Mortgage is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Mortgage, then such provision shall be fully severable, and this Mortgage shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Mortgage, and the remaining provisions of this Mortgage shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Mortgage.

Section 4.6            Debtor-Creditor Status. The relationship of the Mortgagee and the Lenders to the Mortgagor under this Mortgage is solely that of lender and borrower, and mortgagee and mortgagor. Nothing contained in the Loan Documents is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee or any Lender and the Mortgagor other than as lender and borrower and mortgagee and mortgagor.

Section 4.7            No Presumption Against Drafter. The Mortgagor agrees that, when interpreting this Mortgage or any other document delivered by the Mortgagor to the Mortgagee, there shall be no presumption against the Mortgagee or any Lender on account of the fact that the Mortgagee is the party causing the drafting of this Mortgage.

Section 4.8            Joint and Several. If the Mortgagor consists of more than one person, the obligations and liabilities of each such person under this Mortgage shall be joint and several.

Section 4.9            Time Is of the Essence. Time is of the essence under this Mortgage and in the performance of every term, covenant and obligation contained herein.

Section 4.10        Headings Have No Legal Effect. The headings and captions of this Mortgage are for convenience of reference only, and have no legal effect, and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions of this Mortgage.

Section 4.11        Counterparts. This Mortgage may be executed in any number of duplicate counterparts. If there is more than one Mortgagor, then each such counterpart need not be signed by each signatory. Each such duplicate counterpart which has been signed by at least one signatory, when combined with other counterparts which have been signed by the other signatories, shall be deemed an original.

Section 4.12        Intentionally Omitted.

Section 4.13        Intentionally Omitted.

21

Section 4.14        No Action or Omission by Mortgagee Shall Be A Waiver. The failure of the Mortgagee to insist upon strict performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. No delay or omission by the Mortgagee to exercise any right, power or remedy accruing under this Mortgage shall be construed to be a waiver of any default or acquiescence therein. A waiver in one or more instances to exercise any right, power or remedy accruing under this Mortgage shall apply only to the particular instance or instances, and at the particular time or times only, and no such waiver shall be deemed a continuing waiver, but every term, covenant, provision or condition establishing such right, power or remedy shall survive and continue to remain in full force and effect. The Mortgagor shall not be relieved of the Mortgagor’s obligation to pay the Debt, at the time and in the manner provided for its payment in the Loan Documents, by reason of: (a) failure of the Mortgagee to comply with any request of the Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of the Loan Documents, (b) the release, regardless of consideration, of the Property or any other security for the Debt, or (c) any agreement or stipulation between the Mortgagee and any subsequent owner or owners of the Property or other person extending the time of payment or otherwise modifying or supplementing the terms of any of the Loan Documents, without first having obtained the consent of the Mortgagor, and, even if such consent is not obtained, the Mortgagor shall continue to be obligated to pay the Debt at the time and in the manner provided in the Loan Agreement and this Mortgage, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by the Mortgagee in writing. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Property, the Mortgagee may (i) release (1) any person at any time liable for the payment of the Debt or any portion thereof, or (2) the Property, and (ii) extend the time of payment or otherwise modify the terms of any Loan Document, without, in each such case, in any manner impairing or affecting this Mortgage or the lien or priority of this Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title or interest. The Mortgagee may resort for the payment of the Debt to any other security held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant of this Mortgage without prejudice to the right of the Mortgagee thereafter to foreclose this Mortgage. The Mortgagee shall not be limited exclusively to the rights and remedies stated in this Mortgage but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of the Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Mortgagee shall be construed as an election to proceed under any one provision in this Mortgage to the exclusion of any other provision.

Section 4.15        Liability. In acting under this Agreement, neither Mortgagee, nor any Lender nor any of their respective officers, directors, shareholders, members, managers, employees, or agents or contractors (collectively called the “Mortgagee Parties”) shall be liable, in the case of any Mortgagee Party causing damage to the Mortgagor, for any error of judgment of such party, or for any act done or step taken or omitted in good faith by such party, except that this sentence shall not protect any Mortgagee Party with respect to any error, act, step or omission that is determined by a court of competent jurisdiction in a final and non-appealable ruling to constitute the gross negligence or willful misconduct of such Mortgagee Party. Mortgagee Parties shall have no liability or responsibility for taking any necessary steps to preserve rights against any third parties with respect to the Property. In no event shall any Mortgagee Party be liable for any direct, consequential, or punitive damages on account of any default under any Loan Document or any violation of applicable law or procedures.

22

Section 4.16        Mortgagor’s Liability For Debt is Absolute and Unconditional. The Mortgagor acknowledges that the Mortgagor’s obligation to pay the Debt in accordance with the provisions of the Loan Agreement , this Mortgage and the other Loan Documents is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to: (a) any of the Loan Documents, (b) the obligation of the Mortgagor under the Loan Documents to pay the Debt, (c) the obligations of any other person relating to the Loan Documents, or (d) the obligations of the Mortgagor, whether under the Loan Documents or otherwise, with respect to the Loans. The Mortgagor absolutely, unconditionally and irrevocably waives any and all right to assert any setoff, counterclaim or cross-claim of any nature whatsoever with respect to: (i) the obligation of the Mortgagor to pay the Debt in accordance with the Loan Documents, or (ii) the obligations of any other person relating to the Loan Documents, or (iii) the obligations of the Mortgagor, whether under the Loan Documents or otherwise, with respect to the Loan in any action or proceeding brought by the Mortgagee or any Lender to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by any Loan Document, in whole or in part (provided, however, that the foregoing shall not be deemed a waiver of the Mortgagor’s right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Mortgagor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Mortgagee in any separate action or proceeding, provided that, the Mortgagor shall not seek to consolidate any such separate action or proceeding with any action or proceeding by the Mortgagee).

Section 4.17        Governing Law; Submission to Jurisdiction. (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY MORTGAGOR TO MORTGAGEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOANS WERE OR WILL BE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS EMBODIED HEREBY, AND THE PARTIES HEREBY AGREE THAT, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE OF THE LOAN AGREEMENT , THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THE LOAN AGREEMENT, THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, AND THE LOAN AGREEMENT, THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

23

(B) EXCEPT AS PROVIDED IN SECTION 7.5(a) OF THE LOAN AGREEMENT, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGEE OR MORTGAGOR ARISING OUT OF OR RELATING TO THE LOAN AGREEMENT, THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY STATE COURT IN THE COUNTY OF NEW YORK, NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND MORTGAGOR WAIVES ANY OBJECTIONS WHICH IT MAY, AT MORTGAGOR’S OPTION, NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

(C) THE MORTGAGOR AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING REFERRED TO ABOVE MAY, AT MORTGAGEE’S OPTION, BE MADE BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO MORTGAGOR AT THE ADDRESS INDICATED IN THIS MORTGAGE FOR SUCH PARTY.

Section 4.18                    No Statutory Rights. THE MORTGAGOR SHALL NOT AND WILL NOT APPLY FOR OR AVAIL ITSELF OF ANY APPRAISEMENT, VALUATION, STAY, EXTENSION OR EXEMPTION LAWS, OR ANY SO-CALLED “MORATORIUM LAWS,” NOW EXISTING OR HEREAFTER ENACTED, IN ORDER TO PREVENT OR HINDER THE ENFORCEMENT OR FORECLOSURE OF THIS MORTGAGE, BUT THE MORTGAGOR HEREBY WAIVES THE BENEFIT OF SUCH LAWS TO THE FULL EXTENT THAT THE MORTGAGOR MAY DO SO UNDER APPLICABLE LAW. THE MORTGAGOR, FOR ITSELF AND ALL WHO MAY CLAIM THROUGH OR UNDER IT, WAIVES ANY AND ALL RIGHT TO HAVE THE PROPERTY MARSHALLED UPON ANY FORECLOSURE OF THE LIEN OF THIS MORTGAGE AND AGREES THAT ANY COURT HAVING JURISDICTION TO FORECLOSE SUCH LIEN MAY ORDER THE PROPERTY SOLD AS AN ENTIRETY. THE MORTGAGOR HEREBY WAIVES FOR ITSELF AND ALL WHO MAY CLAIM THROUGH OR UNDER IT, AND TO THE FULL EXTENT THE MORTGAGOR MAY DO SO UNDER APPLICABLE LAW, ANY AND ALL RIGHTS OF REDEMPTION FROM SALE UNDER ANY ORDER OR DECREE OF FORECLOSURE OF THIS MORTGAGE OR GRANTED UNDER ANY STATUTE NOW EXISTING OR HEREAFTER ENACTED.

24

Section 4.19                    No Trial by Jury. THE MORTGAGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND THE MORTGAGEE BY ITS ACCEPTANCE OF THE LOAN AGREEMENT AND THIS MORTGAGE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, OR THE LOAN, OR IN ANY WAY RELATED TO THIS TRANSACTION OR OTHERWISE WITH RESPECT TO THE PROPERTY.

Section 4.20                    Relief from Automatic Stay in a Bankruptcy Proceeding. MORTGAGOR knowingly, voluntarily, intentionally and after consultation and advice of counsel agrees with Mortgagee that notwithstanding anything to the contrary contained in this Mortgage or the other Loan Documents, in any case commenced under the Bankruptcy Code by or against the Mortgagor (including without limitation the bankrupcy case), the following provisions shall be applicable to the extent permitted under applicable law: (a) Mortgagee shall be entitled to the immediate termination of the automatic stay provisions of Section 362 of the Bankruptcy Code, as the same may be amended from time to time (and any other relevant provisions of the Bankruptcy Code), and granted complete relief from the automatic stay and allowed to pursue any and all of its rights, remedies and recourses available to Mortgagee under this Mortgage and the other Loan Documents and pursuant to any provisions of applicable law without requirement that Mortgagee furnish to Mortgagor any notice or provide Mortgagor with any grace period. Mortgagee shall only be required to submit an affidavit and proposed order to the bankruptcy court noticed for presentment on the Mortgagor and Mortgagor’s counsel, annexing a copy of this Mortgage to such proposed order, with the affidavit solely for purposes of identifying the existing default hereunder, and to advise the court of the Mortgagor’s consent to Mortgagee’s relief from the automatic stay, and (b) Mortgagee shall be entitled as aforesaid to the lifting of the automatic stay without the necessity of an evidentiary hearing and without the necessity or requirement of Mortgagee to establish or prove the value of the Mortgagor’s assets, the lack of adequate protection of its interest in Mortgagor’s assets or the lack of equity therein. Mortgagee’s entitlement as aforesaid to the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed “for cause” pursuant to Section 362(d)(1) of the Bankruptcy Code, as the same may be amended from time to time.

25

Section 4.21                    Maximum Principal Amount; Additional Interest. (a) NOTWITHSTANDING ANY PROVISION SET FORTH HEREIN TO THE CONTRARY, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE AT EXECUTION, OR WHICH UNDER ANY CONTINGENCY MAY BECOME SECURED HEREBY AT ANY TIME HEREAFTER, IS FORTY MILLION DOLLARS ($40,000,000.00) LAWFUL MONEY OF THE UNITED STATES OF AMERICA, PLUS ALL INTEREST PAYABLE UNDER THE LOAN AGREEMENT AND ALL AMOUNTS EXPENDED BY MORTGAGEE AFTER DEFAULT BY MORTGAGOR (A) FOR THE PAYMENT OF TAXES, CHARGES OR ASSESSMENTS WHICH MAY BE IMPOSED BY LEGAL REQUIREMENTS UPON THE PROPERTY, (B) TO MAINTAIN THE INSURANCE REQUIRED UNDER THIS MORTGAGE, (C) FOR ANY EXPENSES INCURRED IN MAINTAINING THE PROPERTY AND UPHOLDING THE LIEN OF THIS MORTGAGE, INCLUDING, BUT NOT LIMITED TO, THE EXPENSE OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE, AND (D) FOR ANY AMOUNT, COST OR CHARGE TO WHICH MORTGAGEE BECOMES SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY, TOGETHER WITH INTEREST ON ALL OF THE FOREGOING AMOUNTS AT THE DEFAULT RATE.

(b)                     The Mortgagor agrees that it shall be liable to the Mortgagee for the benefit of the Lenders for all Additional Interest with respect to any Interest Rate Contract, and that the Additional Interest is secured by the lien of this Mortgage. The Additional Interest is deemed to constitute interest and not principal under the Loans and any reference to “principal” in this Mortgage shall not be deemed to apply to Additional Interest. The Additional Interest shall be immediately due and payable upon demand by the Mortgagee.

Section 4.22                    New York Lien Law. Pursuant to Section 13 of the Lien Law of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the “cost of improvement” and Mortgagor shall apply such advances first to the payment of the “cost of improvement” on the Property before using any part of the total of the same for any other purpose. For purposes of this section, “cost of improvement” has the meaning set forth in Subdivision 5 of Section 2 of the Lien Law of New York, whether or not the Land is located in that state.

Section 4.23                    Type of Property. This mortgage does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having their own separate cooking facilities.

Section 4.24                    Intentionally Omitted.

Section 4.25                    Satisfaction of Debt. Upon payment in full of the Debt, Mortgagee shall discharge this Mortgage or, upon Mortgagor’s request, assign it as provided in the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

26

The Mortgagor acknowledges that it has received a true copy of this Mortgage.

IN WITNESS WHEREOF, this Mortgage has been executed by the Mortgagor as of the day and year first above written.

TPHGREENWICH OWNER LLC,
a Delaware limited liability company

By:	/s/ RICHARD PYONTEK
Name: Richard Pyontek
Title: Treasurer and Secretary

STATE OF NEW YORK      )

SS:

COUNTY OF NEW YORK )

On the 5th day of February, 2015 before me, the undersigned, a notary public in and for said state, personally appeared RICHARD PYONTEK personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ STEPHANIE TUMSUDEN

Notary Public

STEPHANIE LYNN TUMSUDEN

NOTARY PUBLIC – STATE OF NEW YORK

No. 01TU6252438

Qualified in Suffolk County

My Commission Expires December 5, 2015

[Signature page to Mortgage and Security Agreement,

Assignment of Leases and Rents and Fixtures Filing]

27

Exhibit A

Description of Land

PARCEL I:

ALL that certain plot, piece or parcel of land situate, lying and being in the Borough of Manhattan, County, City and State of New York, being bounded and described as follows:

BEGINNING at a point on the easterly side of Greenwich Street, distant seventy-four (74) feet, eight (8) inches northerly from the corner formed by the intersection of the easterly side of Greenwich Street with the northerly side of former Edgar Street;

RUNNING THENCE northerly along the said easterly side of Greenwich Street forty (40) feet, six (6) inches to the center line of a party wall between these premises and premises now or late of Henry Nayler;

THENCE easterly along the same, seventy-five (75) feet, eight (8) inches to the westerly side of Trinity Place, (formerly Church Street), as extended;

THENCE southerly along the same, thirty-nine feet (39), two (2) inches, to land now or late of S.J. Callender;

THENCE westerly along the same through the center of a party wall seventy (70) feet, six (6) inches to the easterly side of Greenwich Street at the point or place of BEGINNING; be the said several distances and dimensions more or less.

PARCEL II:

ALL that certain plot, piece or parcel of land situate, lying and being in the Borough of Manhattan, County, City and State of New York, being bounded and described as follows:

BEGINNING at a point on the westerly side of Trinity Place, distant 111 feet 2-1/2 inches southerly from the corner formed by the intersection of the southerly side of Rector Street with the westerly side of Trinity Place;

RUNNING THENCE southerly along the westerly side of Trinity Place 133 feet, 11 inches;

THENCE westerly along a line which forms an interior angle of 90 degrees 30 minutes 30 seconds with the westerly side of Trinity Place, 75 feet 6-3/4 inches to the easterly side of Greenwich Street;

THENCE northerly along the easterly side of Greenwich Street, 134 feet 10-3/4 inches;

28

THENCE easterly along a line which forms an exterior angle of 98 degrees 21 minutes 30 seconds with the easterly side of Greenwich Street, 97 feet 1-1/4 inches to the westerly side of Trinity Place the point or place of BEGINNING; be the said several distances and dimensions more or less.

PERIMETER DESCRIPTION:

Parcel I and Parcel II taken together being more particularly described as follows:

BEGINNING at a point on the westerly side of Trinity Place, distant 111 feet 2-1/2 inches southerly from the corner formed by the intersection of the southerly side of Rector Street with the westerly side of Trinity Place;

RUNNING THENCE southerly along the westerly side of Trinity Place 173 feet, 3 inches to the corner formed by the intersection of the of the westerly side of Trinity Place with northerly side of Edgar Street;

THENCE westerly along the northerly side of Edgar Street 70 feet 9-3/8 inches to the corner formed by the northerly side of Edgar Street with the easterly side of Greenwich Street;

THENCE northerly along the easterly side of Greenwich Street, 175 feet 7-3/4 inches to a point;

THENCE easterly 97 feet 1-1/4 inches to the westerly side of Trinity Place the point or place of BEGINNING.

29